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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Kinder Morgan Energy Partners, L.P. of our report dated April 29, 2008 relating to the consolidated balance sheet of Kinder Morgan G.P., Inc. at December 31, 2007, which appears in the Current Report on Form 8-K of Kinder Morgan Energy Partners, L.P. dated June 20, 2008. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Houston, Texas
September 19, 2008

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  Exhibit 23.3